THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
               SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):   May 28, 1997

                            COLLINS INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

                                    Missouri
                (State or other jurisdiction of incorporation)

                 0-12619                         43-0985160
       Commission  File  Number      (IRS Employer Identification No.)

        421 East 30th Avenue, Hutchinson, Kansas         67502
    (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code (316) 663-5551

                                    N/A
       (Former name or former address, if changed since last report)




     Item 5.   Other Events.

     Exhibit 1 - (Press Release of May 28, 1997) is hereby incorporated by reference.




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   COLLINS INDUSTRIES, INC.


                                   By:   /s/ Larry W. Sayre
                                         Larry W. Sayre
                                         Vice President - Finance and
                                         Chief Financial Officer
                                         (Principal  Accounting Officer)

     Date:     May 29, 1997





                                  EXHIBIT INDEX

     Exhibit                Description                              Page

        1            Press release of May 28, 1997                     1






     NEWS RELEASE


     FOR IMMEDIATE RELEASE:           CONTACT: Larry W. Sayre
                                      Vice President - Finance & CFO
                                      Telephone: (316) 663-5551



              COLLINS DECLARES QUARTERLY CASH DIVIDEND

       Hutchinson, Kansas, May 28, 1997 ---- COLLINS INDUSTRIES, INC. (Nasdaq: "COLL") announced today that the Board of Directors declared a regular quarterly cash dividend of $.025 per share payable on June 13, 1997 to shareholders of record on June 6, 1997.

       The Company indicated that it intends to consider the payment of regular dividends in March, June, September and December of each year. The Company also said that it intends to consider the payment of an additional dividend in January of each year equal to twenty-five percent (25%) of the net income of the previous fiscal year (ending October 31) less the sum of any cash dividends paid in March, June, September and December of the previous calendar year. Payment of future dividends is subject to results of operations, limitations imposed by the Company's loan agreements and applicable law.

       Collins Industries, Inc. is a leading manufacturer of ambulances, small school buses, commercial buses and terminal trucks. The Company sells its products throughout the United States and, to a lesser extent, abroad.